UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2024

Blackstone Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
345 Park Avenue
New York, New York 10154
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(212) 583-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

The information discussed under Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Item 7.01. Regulation FD Disclosure.

A summary of a presentation providing certain information regarding Blackstone Real Estate Income Trust, Inc., a Maryland corporation (“BREIT” or the “Company”), is set forth below in this Current Report on Form 8-K (the “Current Report”) under this Item 7.01. In addition, the Company has posted the full presentation on its website at www.breit.com under “For Stockholders” in the “Resources” section. References herein to “we,” “us” or “our” refer to the Company and its subsidiaries unless the context specifically requires otherwise.

BREIT Q2 2024 Update

BREIT continued to outperform through the first half of the year, delivering a +2.4% Class I return YTD and a +10.2% annualized net return since inception, more than two times the return of both private real estate and publicly traded REITs.1,2 Looking ahead, we believe the burgeoning real estate recovery will be an additional powerful tailwind for BREIT’s outperformance.

Earlier this year, we told you that real estate values were bottoming and that we saw a recovery emerging. While many waited on the sidelines, we looked past the headlines and deployed capital across our high conviction sectors including participating in the $17B Signature Bank senior commercial loan portfolio transaction, the $3.5B privatization of Tricon residential and QTS’s $22B+ data center development pipeline.4,5 Recent data from the leading real estate research firm, Green Street, supports this view: July marked the seventh consecutive month of stable or rising real estate values after two years of decline.6 What is driving this?

•Downward pressure on inflation and interest rates: CPI is down to 3.0% in June which is the lowest monthly print since July 2022 and supports the Fed’s ability to cut rates in the near future7
•Lower borrowing costs jumpstarting the capital markets: borrowing spreads have decreased over 40% since the 2022 peak and CMBS issuance has increased 3x+ since Q3 20238,9
•New construction starts near ten-year lows: U.S. multifamily and industrial starts are down 40%-70%+ from their 2022 peaks10,11
•Momentum in transaction markets: 2-3x increase in bidders on assets for sale vs. late 2023 and more competitive pricing, jumping 5-10% between bidding rounds

At this inflection point, it is important to remember that not all real estate is created equal. BREIT’s portfolio is ~85% concentrated in data centers, industrial and rental housing, sectors which are benefiting from megatrends.12 Data centers, powered by the explosive growth of A.I., continued to drive BREIT’s performance this quarter and have contributed ~500 bps to our performance in the last twelve months. Since our acquisition, QTS has tripled in size and today it is the fastest-growing data center company with a $22B+ development pipeline pre-leased to the world’s largest technology companies.5 Fundamentals in the sector remain historically strong and we believe we are still in the early innings: the largest data center customers plan to invest over $1.5T in data infrastructure over the next five years.13 QTS is well positioned for this surge in demand, with a current land bank of 2,900 acres which can support an additional $60B+ of potential future development at highly profitable estimated margins.14 Data centers have grown to 10% of BREIT’s portfolio today with significant runway ahead (while our non-traded REIT peers have <1% data center exposure), and are an example of how BREIT’s differentiated investing approach delivers differentiated results.3

E-commerce is another tailwind for BREIT and continues to power our industrial portfolio (25% of BREIT). Today, e-commerce is not only growing but getting faster as customers seek shorter delivery times, driving demand for warehouses, particularly in locations near dense population centers where BREIT is concentrated. Even with market rents moderating from recent highs, BREIT’s re-leasing spreads in the sector remain high at 42% and there is significant embedded growth potential in our portfolio with market rents 28% above in-place rents today.15,16 Going forward, with new construction starts 72% below the 2022 peak, BREIT’s portfolio should benefit from additional pricing power.11

A long standing reality in the U.S. has been a chronic undersupply of housing, which underpins our conviction in the resilience of our rental housing portfolio. The same number of homes are being built in the U.S. today as in 1960, while our population has almost doubled, resulting in a 4-5M estimated shortfall of housing.17,18,19 Despite slowing rent growth for traditional apartments due to new deliveries in the short term, construction data indicates that new supply will collapse in the next year, and we expect fundamentals in the sector to accelerate as a result.20 Additionally, the benefit of BREIT’s diversified approach is that we continue to see significant growth in places like affordable housing and student housing. We also continue to benefit from ~70% of BREIT’s portfolio being in the Sunbelt where population, job and wage growth are higher than the rest of the country.21 Importantly, BREIT has virtually no exposure to areas that have experienced challenges including commodity office, for-sale housing, malls and weak urban markets, which we believe has also differentiated BREIT’s performance from the market.22

Beyond BREIT’s strong long-term returns, BREIT offers diversification benefits. Over the last seven years, BREIT’s performance has had low correlation to public stocks and bonds, almost 75% lower volatility than the S&P 500. BREIT has also delivered a compelling after-tax distribution rate that remains highly attractive against the 10-Yr U.S. Treasury yield today.23,24 These benefits support our conviction that BREIT should continue to be a core holding in your portfolio.

As the macro landscape improves, we believe BREIT remains very well positioned. Fundamentals in our key sectors are healthy and data centers continue to be a powerful engine for growth.5 We are also encouraged by recent fundraising trends as our structure continues to work as designed. BREIT has paid out 100% of repurchase requests for six consecutive months, repurchase requests have declined 87% since the January 2023 peak and BREIT raised ~$900M in Q2 2024, our highest quarter in over a year.25

We are excited about the opportunity-rich environment we find ourselves in today and remain grateful for your continued confidence in BREIT.

Preliminary Estimated Same Property Net Operating Income

The following table reconciles preliminary estimated GAAP net (loss) income to preliminary estimated same property NOI for the six months ended June 30, 2024 and 2023 (unaudited, $ in thousands).

	Six Months Ended June 30,
	2024		2023
	Estimated		Actual
	Low	High
Net (loss) income	$(714,146)	$(789,320)	$16,489
Adjustments to reconcile to same property NOI
Management fee	367,777	367,777	434,503
Depreciation and amortization	1,802,542	1,802,542	1,987,021
Loss (income) from unconsolidated entities	59,237	65,473	(534,624)
Income from investments in real estate debt	(404,005)	(446,531)	(388,803)
Change in net assets of consolidated securitization vehicles	(110,605)	(122,247)	(91,939)
(Income) loss from interest rate derivatives	(249,434)	(275,690)	153,587
Net gain on dispositions of real estate	(268,321)	(296,565)	(789,827)
Interest expense	1,605,092	1,774,049	1,527,881
Other	445,523	575,565	395,315
NOI from unconsolidated entities	386,787	427,501	393,160
NOI attributable to non-controlling interests in third party joint ventures and BREIT OP unit holders	(228,582)	(252,644)	(161,056)
NOI attributable to BREIT stockholders	2,691,865	2,829,910	2,941,707
Less: Non-same property NOI attributable to BREIT stockholders	201,110	211,424	491,168
Same property NOI attributable to BREIT stockholders	$2,490,755	$2,618,486	$2,450,539

Past performance does not predict future returns. Financial data is estimated and unaudited. All figures as of June 30, 2024 unless otherwise noted. Opinions expressed reflect the current opinions of BREIT as of the date appearing in the materials only and are based on BREIT’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

Blackstone Proprietary Data. Certain information and data provided herein is based on Blackstone proprietary knowledge and data. Portfolio companies may provide proprietary market data to Blackstone, including about local market supply and demand conditions, current market rents and operating expenses, capital expenditures, and valuations for multiple assets. Such proprietary market data is used by Blackstone to evaluate market trends as well as to underwrite potential and existing investments. While Blackstone currently believes that such information is reliable for purposes used herein, it is subject to change, and reflects Blackstone’s opinion as to whether the amount, nature and quality of the data is sufficient for the applicable conclusion, and no representations are made as to the accuracy or completeness thereof.

Embedded Growth. Embedded growth represents Blackstone’s expectations for growth based on its view of the current market environment taking into account rents that are currently below market rates and therefore have the potential to increase. These expectations are based on certain assumptions that may not be correct and on certain variables that may change, are presented for illustrative purposes only and do not constitute forecasts. There can be no assurance that any such results will actually be achieved.

Market Rent Growth. Overall year-over-year market rent growth in BREIT’s portfolio markets, weighted by BREIT’s real estate asset value in each sector, was 4% as of June 30, 2024. Multifamily (excluding senior housing) reflects Axiometrics data as of June 30, 2024 and represents -2% effective market rent growth in BREIT’s markets weighted by unit count. Affordable housing reflects Blackstone Proprietary Data as of June 30, 2024 and represents 5% increase in maximum legal rents for 2024. Student housing reflects Blackstone Proprietary Data as of July 5, 2024 and represents 8% increase in rents for 2024-25 academic year compared to 2023-24 academic year based on 83% pre-leasing to date; assumes current asking rents are achieved for the remainder of the lease-up, of which there can be no assurance, and this information should not be considered an indication of future performance. Single family rental housing (excluding manufactured housing) reflects Blackstone Proprietary Data as of June 30, 2024 and represents 2% leasing spreads, comparing new or renewal rents to prior rents or expiring rents, as applicable. Manufactured housing reflects Blackstone Proprietary Data as of June 30, 2024 and represents 6% rent increases for renewal notices sent through June 30, 2024 for 80% of BREIT’s portfolio and estimated rent increase for the remainder of 2024. There can be no assurance that such rents will actually be achieved, and this information should not be considered an indication of future performance. Senior housing reflects Blackstone Proprietary Data as of June 30, 2024 and represents 5% leasing spreads and compares new or renewal rents to prior rents or expiring rents. Industrial reflects Blackstone Proprietary Data as of June 30, 2024 and represents 4% market rent growth in BREIT’s U.S. industrial markets weighted by same property square footage at BREIT’s share. Net lease reflects Blackstone Proprietary Data as of June 30, 2024 and represents -2% year-over-year increase in market rent based on estimated run-rate EBITDAR and market rent coverage ratio for BREIT properties. Data Centers reflect Wells Fargo estimate as of July 2024 and represents 17% estimated year-over-year U.S. data center rent growth for the full year 2024. There can be no assurance that such rents will actually be achieved, and this information should not be considered an indication of future performance. Self Storage reflects Blackstone Proprietary Data as of June 30, 2024 and represents -2% market rent growth on new and renewal leases. Hospitality reflects Blackstone Proprietary Data as of June 30, 2024 and represents -2% year-over-year change in average daily rate (“ADR”). Retail reflects Blackstone Proprietary Data as of June 30, 2024 and represents estimated 7% market rent growth in BREIT’s markets. Office reflects Blackstone Proprietary Data as of June 30, 2024 and represents 0% market rent growth in BREIT’s markets.

Peer Set. Non-listed REIT peer set consists of Brookfield Real Estate Income Trust, JLL Income Property Trust, Nuveen Global Cities REIT and Starwood Real Estate Income Trust. “Average peers” return reflects simple average of the peer set. Performance for each peer varies; some peers have higher performance than BREIT or the foregoing average and/or have higher performance than BREIT or such average over different periods. Please refer to the websites and public filings of each issuer for its financial and returns information. This group of issuers was selected by us as our peer set given they are the current larger and more active group of net asset value based non-listed REITs (“NAV REITs”) with a diversified investment strategy and sponsored by other large investment managers. This peer set does not represent all of the NAV REITs or other non-listed REITs in existence. Other NAV REITs may use methodologies to calculate their NAV and returns that differ from BREIT’s (and in certain cases, could be higher than the peer set selected). There are other differences among the peer set of NAV REITs which are not reflected above.

Preliminary Estimated Same Property NOI Growth. Represents BREIT’s preliminary estimated year to date same property NOI growth for the six months ended June 30, 2024 compared to the prior year (based on the midpoint of the preliminary estimated range of same property NOI). This data is not a comprehensive statement of our financial results for the six months ended June 30, 2024, and our actual results may differ materially from this preliminary estimated data. Net Operating Income (“NOI”) is a supplemental non-GAAP measure of our property operating results that we believe is meaningful because it enables management to evaluate the impact of occupancy, rents, leasing activity and other controllable property operating results at our real estate. We define NOI as operating revenues less operating expenses, which exclude (i) impairment of investments in real estate, (ii) depreciation and amortization, (iii) straight-line rental income and expense, (iv) amortization of above- and below-market lease intangibles, (v) amortization of accumulated unrealized gains on derivatives previously recognized in other comprehensive income, (vi) lease termination fees, (vii) property expenses not core to the operations of such properties, and (viii) other non-property related revenue and expense items such as (a) general and administrative expenses, (b) management fee paid to the Adviser, (c) performance participation allocation paid to the Special Limited Partner, (d) incentive compensation awards, (e) income (loss) from investments in real estate debt, (f) change in net assets of consolidated securitization vehicles, (g) income (loss) from interest rate derivatives, (h) net gain (loss) on dispositions of real estate, (i) interest expense, (j) gain (loss) on extinguishment of debt, (k) other income(expense), and (l) similar adjustments for NOI attributable to non-controlling interests and unconsolidated entities. We evaluate our consolidated results of operations on a same property basis, which allows us to analyze our property operating results excluding acquisitions and dispositions during the periods under comparison. Properties in our portfolio are considered same property if they were owned for the full periods presented, otherwise they are considered non-same property. Recently developed properties are not included in same property results until the properties have achieved stabilization for both full periods presented. We define stabilization for the property as the earlier of (i) achieving 90% occupancy, (ii) 12 months after receiving a certificate of occupancy, or (iii) for Data Centers 12 months after receiving a certificate of occupancy and greater than 50% of its critical IT capacity has been built. Certain assets are excluded from same property results and are considered non-same property, including (i) properties held-for-sale, (ii) properties that are being re-developed, (iii) properties identified for future sale, and (iv) interests in unconsolidated entities under contract for sale with hard deposit or other factors ensuring the buyer’s performance. We do not consider our investments in the real estate debt segment or equity securities to be same property. For more information, please refer to BREIT’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024 and the prospectus. Additionally, please refer to page 8 for a reconciliation of preliminary estimated GAAP net loss (income) to preliminary estimated same property NOI for the six months ended June 30, 2024 and 2023.

Property Sector and Region Concentration. “Property Sector” weighting is measured as the asset value of real estate investments for each sector category divided by the asset value of all of BREIT’s real estate investments, excluding the value of any third-party interests in such real estate investments. Rental housing includes the following subsectors: multifamily (23%, including senior housing, which accounts for <1%), student housing (11%), single family rental housing (10%, including manufactured housing, which accounts for 1%) and affordable housing (8%). Please see the prospectus for more information on BREIT’s investments. “Region Concentration” represents regions as defined by the National Council of Real Estate Investment Fiduciaries (“NCREIF”) and the weighting is measured as the asset value of real estate properties for each regional category divided by the asset value of all of BREIT’s real estate properties, excluding the value of any third-party interests in such real estate properties. “Sunbelt” reflects the South and West regions of the U.S. as defined by NCREIF. “Non-U.S.” reflects investments in Europe and Canada. Our portfolio is currently concentrated in certain industries and geographies, and, as a consequence, our aggregate return may be substantially affected by adverse economic or business conditions affecting that particular type of asset or geography.

Third Party Information. Certain information contained in this material has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.

Trends. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results.

1.Represents Class I shares. Please refer to page 4 for additional performance periods for all BREIT share classes. Returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distribution per share declared in the period. All returns shown assume reinvestment of distributions pursuant to BREIT’s distribution reinvestment plan, are derived from unaudited financial information, and are net of all BREIT expenses, including general and administrative expenses, transaction-related expenses, management fees, performance participation allocation, and share class-specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. The inception dates for the Class I, D, S and T shares are January 1, 2017, May 1, 2017, January 1, 2017 and June 1, 2017, respectively. Inception to date net returns for the other share classes: Class D shares (no sales load) 10.0%; Class D shares (with sales load) 9.7%; Class S shares (no sales load) 9.2%; Class S shares (with sales load) 8.7%; Class T shares (no sales load) 9.4%; Class T shares (with sales load) 8.9%. The returns have been prepared using unaudited data and valuations of the underlying investments in BREIT’s portfolio, which are estimates of fair value and form the basis for BREIT’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be incorrect. Past performance does not predict future returns. Inception to date (“ITD”) and 3-Year returns are annualized consistent with the IPA Practice Guideline 2018. Second quarter and year to date returns are not annualized.
2.Publicly traded REITs reflect the MSCI U.S. REIT Index total return. Private real estate reflects the NFI-ODCE net total return. BREIT’s Class I inception date is January 1, 2017. BREIT’s Class I inception date is January 1, 2017. During the period from January 1, 2017 to June 30, 2024, BREIT Class I’s annualized total net return of 10.2% was 2.1x greater than the MSCI U.S. REIT Index annualized total return of 4.9% and 2.8x the NFI-ODCE annualized preliminary total return of 3.6%. See “Index Definitions” for more information about these indices.
3.Peer set consists of Brookfield Real Estate Income Trust, JLL Income Property Trust, Nuveen Global Cities REIT and Starwood Real Estate Income Trust. Reflects the difference between BREIT Class I 1-Year net return of 0.5% and the simple average of BREIT’s non-listed REIT peer set of -4.1%. Please refer to page 4 for 1-Year net returns for BREIT’s other share classes. Performance for each peer varies; some peers have higher performance than BREIT or the foregoing average and/or have higher performance than BREIT or such average over different periods. Please refer to the websites and public filings of each issuer for its financial and returns information. This group of issuers was selected by us as our peer set given they are the current larger and more active group of net asset value based non-listed REITs (“NAV REITs”) with a diversified investment strategy and sponsored by other large investment managers. As of June 30, 2024, Ares Real Estate Income Trust is no longer included in this peer set due to the lack of available public information. This peer set does not represent all of the NAV REITs or other non-listed REITs in existence. Other NAV REITs may use methodologies to calculate their NAV and returns that differ from BREIT’s (and in certain cases, could be higher than the peer set selected). There are other differences among the peer set of NAV REITs which are not reflected above. BREIT is not an appropriate investment for all investors. Investors should consult with a financial professional. See “Peer Set”.
4.All figures shown at 100% ownership interest. BREIT participated in these transactions with other Blackstone-managed investment vehicles. BREIT made an initial $240M exchangeable preferred equity investment in Tricon in 2020 and is maintaining its 11.6% ownership stake. Par value at BREIT’s share of the Signature Bank Loan Portfolio is $555M.
5.Reflects total cost for committed development projects as of June 30, 2024, at 100% ownership. Development margin is estimated and calculated as the estimated asset value upon stabilization minus total development costs, divided by total development costs. Reflects signed leases. As of June 30, 2024, BREIT’s ownership interest in QTS was 34% and the QTS investment accounted for 9.3% of BREIT’s real estate asset value. There can be no assurance that these leases will commence on their current expected terms, or at all, and this information should not be considered an indication of future performance.
6.Green Street Advisors, as of July 31, 2024. Reflects the Commercial Property Price Index for All Property, which captures the prices at which U.S. commercial real estate transactions are currently being negotiated and contracted.
7.Based on 3.0% inflation reflecting U.S. Bureau of Labor Statistics data as of June 30, 2024 and represents the Consumer Price Index, which measures year-over-year changes in the prices paid by all urban consumers for a basket of goods and services consisting of all items in U.S. city average, not seasonally adjusted.
8.Green Street Advisors. Lower borrowing spreads reflects comparison between CMBS issuance transaction pricing of 173 basis points on April 4, 2024 and 305 basis points on August 4, 2022. Represents institutionally owned industrial single-asset, single borrower (“SASB”) transactions. There can be no assurance that borrowing spreads will continue to decline and changes in these measures may have a negative impact on our performance.
9.Green Street Advisors, as of June 27, 2024. Reflects U.S. SASB CMBS issuance volume.

10.U.S. Census Bureau. Represents decline in seasonally adjusted annualized rate of U.S. new privately owned multifamily starts from 2022 peak of the trailing three-month period ended November 30, 2022 to the trailing three-month period ended June 30, 2024. Privately owned multifamily starts are distinct from U.S. Census permits and completions figures and total housing starts (which include both single family and multifamily), which may differ in volume over a given period. As of June 30, 2024, the multifamily (including senior housing) and affordable housing sectors accounted for 23% and 8% of BREIT’s real estate asset value, respectively.
11.CoStar. Represents the decline in new industrial construction starts from the 2022 peak of Q3 2022 to Q2 2024. As of June 30, 2024, the industrial sector accounted for 25% of BREIT’s real estate asset value.
12.“Property Sector” weighting is measured as the asset value of real estate investments for each sector category divided by the asset value of all real estate investments, excluding the value of any third-party interests in such real estate investments. Rental Housing includes the following subsectors as a percent of real estate asset value: multifamily (23%, including senior housing, which accounts for <1%), student housing (11%), single family rental housing (10%, including manufactured housing, which accounts for 1%) and affordable housing (8%).
13.$1.5T+ estimate reflects Dell’Oro Group report, as of July 2024. Investment expected over the next 5 years. There can be no assurance that the trends described herein will continue or not reverse.
14.Reflects cost estimate of developing data center projects on existing land bank acres and excludes committed development projects, at 100% ownership. This information is provided to illustrate the potential for additional development projects at QTS’s existing land bank acres, and there can be no assurance that any development projects will arise at these land bank acres.
15.Represents leasing spreads and compares new or renewal rents to prior rents or expiring rents, as applicable in BREIT’s industrial portfolio.
16.Blackstone Proprietary Data. Represents our estimate of the average embedded rent growth potential of BREIT’s industrial portfolio based on the difference between current in-place rents and current achievable market rents. See “—Embedded Growth”. This is not a measure, or indicative, of overall portfolio performance or returns. Certain other BREIT property sectors have lower embedded rent growth potential. BREIT’s overall portfolio embedded growth potential was 14% as of June 30, 2024. BREIT’s industrial portfolio has a 3.8-year weighted average lease length. Reflects real estate properties only, including unconsolidated properties, and does not include real estate debt investments. For a complete list of BREIT’s real estate investments (excluding equity in public and private real estate-related companies), visit www.breit.com/properties. Embedded rent growth will not directly correlate with increased performance or returns and is presented for illustrative purposes only and does not constitute forecasts. There can be no assurance that any such results will actually be achieved. A number of factors, including operating expenses as described in BREIT’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024, will impact BREIT’s net performance or returns. Any expectations that in-place rents have the potential to increase are based on certain assumptions that may not be correct and on certain variables that may change.
17.U.S. Census Bureau. 1960 reflects annualized housing starts for the month ended January 31, 1960. Today reflects annualized housing starts for the month ended June 30, 2024.
18.U.S. Bureau of Economic Analysis. Reflects U.S. resident population plus armed forces overseas. 1960 refers to January 31, 1960. Today refers to June 30, 2024.
19.Blackstone Proprietary Data, as of June 30, 2024.
20.U.S. multifamily delivery forecast reflects RealPage Market Analytics as of June 30, 2024. As of June 30, 2024, the multifamily (including senior housing) and affordable housing sectors accounted for 23% and 8% of BREIT’s real estate asset value, respectively.
21.Sunbelt reflects the South and West regions of the U.S. as defined by NCREIF. Diversification does not assure a profit or protect against a loss in a declining market. A diversified portfolio does not eliminate risk or indicate a higher level of returns. Reflects comparison between the South and West regions versus the rest of the United States as defined by NCREIF. Population growth reflects U.S. Bureau of Economic Analysis, as of March 31, 2024. Represents 5-year compound annual growth rate of population from mid-quarter Q1 2019 to mid-quarter Q1 2024. Job growth reflects U.S. Bureau of Labor Statistics data as of March 31, 2024. Represents 5-year compound annual growth rate of seasonally adjusted employees on nonfarm payrolls from March 2019 to March 2024. Wage growth reflects U.S. Bureau of Labor Statistics, as of December 31, 2023. Represents 5-year compound annual growth rate of employment-weighted average weekly wages from Q4 2018 to Q4 2023. While BREIT generally seeks to acquire real estate properties located in growth markets, certain properties may not be located in such markets. Although a market may be a growth market as of the date of the publication of this material, demographics and trends may change and investors are cautioned on relying upon the data presented as there is no guarantee that historical trends will continue or that BREIT could benefit from such trends. “Region Concentration” represents regions as defined by NCREIF and the weighting is measured as the asset value of real estate properties for each regional category divided by the asset value of all of BREIT’s real estate properties, excluding the value of any third-party interests in such real estate properties. “Non-U.S.” reflects investments in Europe and Canada. Our portfolio is currently concentrated in certain industries and geographies, and, as a consequence, our aggregate return may be substantially affected by adverse economic or business conditions affecting that particular type of asset or geography.
22.Refers to sectors such as commodity office and weak urban markets. Commodity office refers to Class B and C office. As of June 30, 2024, the Class A office sector accounted for 3% of BREIT’s real asset value. Weak urban markets reflects CoStar office availability data in the central business districts of Chicago and San Francisco, as of October 27,

2023. BREIT has no office exposure in Chicago or San Fransisco, but does have immaterial exposure to other asset classes in Chicago’s central business district.
23.Correlation measures how one investment performs in relation to another, with a coefficient of +1 being a perfect, positive correlation and a coefficient of -1 being a perfect, negative correlation. In general, asset classes with a correlation of less than 0.70 or greater than -0.70 are considered to have relatively low correlation. Fixed income is represented by the Bloomberg U.S. Aggregate Bond Index.
24.Reflects the annualized standard deviation of BREIT Class I shares relative to the S&P 500 Index since BREIT’s inception of January 1, 2017. The property value of private real estate may fluctuate.
25.BREIT’s majority independent board of directors exercised its discretion and approved repurchase requests exceeding the 5% of NAV quarterly limit to fulfill 100% of requests in March and June, and the 2% of NAV monthly limit to fulfill 100% of requests in May. We are not obligated to repurchase any shares, and our board of directors may determine to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in its discretion. Q2 2024 new subscriptions include distributions reinvested in BREIT pursuant to the Distribution Reinvestment Program (“DRIP”). Reflects repurchase requests as of July 31, 2024.

Index Definitions

An investment in BREIT is not a direct investment in real estate, and has material differences from a direct investment in real estate, including those related to fees and expenses, liquidity and tax treatment. BREIT’s share price is subject to less volatility because its per share NAV is based on the value of real estate assets it owns and is not subject to market pricing forces as are the prices of the asset classes represented by the indices presented. Although BREIT’s share price is subject to less volatility, BREIT shares are significantly less liquid than these asset classes, and are not immune to fluctuations. Private real estate is not traded on an exchange and will have less liquidity and price transparency. The value of private real estate may fluctuate and may be worth less than was initially paid for it.

The volatility and risk profile of the indices presented is likely to be materially different from that of BREIT including those related to fees and expenses, liquidity, safety, and tax features. In addition, the indices employ different investment guidelines and criteria than BREIT; as a result, the holdings in BREIT may differ significantly from the holdings of the securities that comprise the indices. The indices are not subject to fees or expenses, are meant to illustrate general market performance and it may not be possible to invest in the indices. The performance of the indices has not been selected to represent an appropriate benchmark to compare to BREIT’s performance, but rather is disclosed to allow for comparison of BREIT’s performance to that of well-known and widely recognized indices. A summary of the investment guidelines for the indices presented is available upon request. In the case of equity indices, performance of the indices reflects the reinvestment of dividends.

BREIT does not trade on a national securities exchange, and therefore, is generally illiquid. Your ability to redeem shares in BREIT through BREIT’s share repurchase plan may be limited, and fees associated with the sale of these products can be higher than other asset classes. In some cases, periodic distributions may be subsidized by borrowed funds and include a return of investor principal. This is in contrast to the distributions investors receive from large corporate stocks that trade on national exchanges, which are typically derived solely from earnings. Investors typically seek income from distributions over a period of years. Upon liquidation, return of capital may be more or less than the original investment depending on the value of assets. An investment in BREIT differs from the MSCI U .S. REIT Index in that BREIT is not a publicly traded U.S. Equity REIT. The MSCI U.S. REIT Index is a free float-adjusted market capitalization index that is comprised of equity REITs. The index is based on the MSCI USA Investable Market Index (IMI), its parent index, which captures large, mid and small cap securities. It represents about 99% of the U.S. REIT universe. The index is calculated with dividends reinvested on a daily basis.

The NFI-ODCE is a capitalization-weighted, gross of fees, time-weighted return index with an inception date of December 31, 1977. Published reports may also contain equal-weighted and net of fees information. Open-end funds are generally defined as infinite-life vehicles consisting of multiple investors who have the ability to enter or exit the fund on a periodic basis, subject to contribution and/or redemption requests, thereby providing a degree of potential investment liquidity. The term diversified core equity typically reflects lower risk investment strategies utilizing low leverage and is generally represented by equity ownership positions in stable U.S. operating properties diversified across regions and property types. While funds used in the NFI-ODCE have characteristics that differ from BREIT (including differing management fees and leverage), BREIT’s management feels that the NFI-ODCE is an appropriate and accepted index for the purpose of evaluating the total returns of direct real estate funds. Comparisons shown are for illustrative purposes only and do not represent specific investments. Investors cannot invest in this index. BREIT has the ability to utilize higher leverage than is allowed for the funds in the NFI-ODCE, which could increase BREIT’s volatility relative to the index. Additionally, an investment in BREIT is subject to certain fees that are not contemplated in the NFI-ODCE.

Forward-Looking Statement Disclosure

This material contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction” or other similar words or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives, intentions, and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, future operations, repurchases, acquisitions, future performance and statements regarding identified but not yet closed acquisitions or dispositions. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in BREIT’s prospectus and annual report for the most recent fiscal year, and any such updated factors included in BREIT’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BREIT’s public filings). Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: August 7, 2024
	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer and Secretary